UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3651 Lindell Road, Ste D131, Las Vegas, NV	89103
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (702) 318-7548

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2020, the Board of Directors appointed Mr. Thomas E. McChesney as Director of the Company. Mr McChesney’s appointment will be effective 27 April 2020.

Mr. Thomas E. McChesney

Mr. McChesney has extensive financial and entrepreneurial experience as an executive and board member in the financial services industry. He currently serves as lead independent director of VidBid, Inc., an early stage technology-driven company helping contractors and home owners find each other in a more efficient manner. From 1995 through March 2016, he served as a Director of TrueBlue Inc., a $2.3B revenue NYSE-listed enterprise (TBI), and is the former Chair of its Compensation Committee and former member of its Audit Committee.

Mr. McChesney served as Senior Vice President and Syndicate Manager at Paulson Investment Company ("Paulson") and was later appointed President of Paulson. He had joined Paulson in 1980 and left in 1995 to join Blackwell Donaldson Company, where he served as Director of Investment Banking from 1998 to 2005. He also served as a director of Nations Express Incorporated from 2004 to 2009.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN MATRIX GROUP, INC

Date: April 27, 2020	By:	/s/ Anthony Goodman
	Name:	Anthony Goodman
	Title:	Chief Executive Officer

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